UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste 420, Naperville, IL	60181
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTOR OR PRINCIPAL OFFICER

Naperville, IL, March 11, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) announced today that it has appointed Andrew J. Norstrud as Chief Executive Officer, effective March 7, 2014.

Mr. Norstrud joined General Employment Enterprises, Inc. in March of 2013.  Prior to his employment with General Employment Enterprises, Inc., Mr. Norstrud was a consultant at Norco Accounting and Consulting where he concentrated his services on assisting companies with mergers and acquisitions and SEC filing requirements.  Mr. Norstrud also served as Chief Financial Officer for Jagged Peak Inc. and Segmentz Inc.  In both companies he played an instrumental role in achieving the Company’s strategic goals by pursuing and attaining growth initiatives, building an exceptional financial team, implementing a new accounting system, raising necessary financing and implementing the structure required of public companies.  At Segmentz Inc. he also concentrated on completing and integrating strategic acquisitions.  Previously, Mr. Norstrud worked for both Grant Thornton LLP and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a Master of Accounting with a systems emphasis from the University of Florida and is a Florida licensed Certified Public Accountant.  Mr. Norstrud is 40 years old.

With this appointment, Mr. Norstrud’s annual salary was increased to $250,000 per year and he was granted an option to purchase up to 1,000,000 common shares at a per share price of $0.35.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated March 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: March 11, 2014	By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Executive Officer